Exhibit 3.146

Secretary of State	LLC-6	Above Space For Office Use Only
Foreign Limited Liability Company (LLC) Name Change Amendment
IMPORTANT — Read Instructions before completing this form.
Must be submitted with a current certificate evidencing the name change issued by the government agency where the LLC was formed. See Instructions.
Filing Fee –     $30.00
Copy Fees –     First page $1.00; each attachment page $0.50;
Certification Fee - $5.00
Note: You must file a Statement of Information (Form LLC-12) to change the LLC’s business address(es), or to change the name or address of the LLC’s agent for service of process. Statements of Information (Form LLC-12) can be filed online at llcbizfile.sos.ca.gov/SI.

1.    LLC Exact Name Used in California (Enter the name used in California exactly as listed on the records of the California Secretary of State.)

Telair International LLC
2.    LLC 12-Digit (File) Entity Number (Enter the exact 12-digit Entity (File) Number Issued by the California Secretary of State.)

2	0	1	5	0	9	8	1	0	0	4	6

3.    New LLC Name in the State, Country, or Other Place of LLC Formation (If the LLC changed its name in the jurisdiction of formation, list the new LLC name as listed on your attached certificate evidencing the name change.)

Nordisk Aviation Products LLC
4.    California Alternate Name, if Required (See instructions - Complete either 4a, 4b, 4c)

4a.    List an alternate name to be used in California if: (1) the LLC name in Item 3 does not comply with California naming requirements or
(2) you only are filing this form to change an existing alternate name used in California. List the alternate name exactly as it is to appear on the records of the California Secretary of State.

4b.    Check this box if you completed Item 3, above and if applicable. If you check this box, do not complete Item 4a above or 4c below.
☐    This LLC registered in California before January 1, 2014; currently transacts intrastate business in California under the alternate name listed in item 1 above; and upon this filing, will continue to transact intrastate business in
California under the alternate name listed in Item 1 above.

4c. If you check this box, do not complete Item 4a or 4b above. ☐ Check this box if you are relinquishing the California alternate name.

Signature
By signing, I affirm under penalty of perjury that the information herein is true and correct and that I am authorized to sign on behalf of the foreign LLC.
Additional signatures set forth on attached pages, if any, are incorporated herein by reference and made part of this Form LLC-6. (All attachments should be 8 ½ x 11, one-sided, legible and clearly marked as an attachment to this Form LLC-6.)

Liza Sabol
Signature	Type or Print Name